SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010 (August 3, 2010)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (949) 699-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2010, the Company and Steven H. Benrubi, the Company’s Executive Vice President and Chief Financial Officer, entered into a new Employment Agreement (the “Employment Agreement”) setting forth the terms of Mr. Benrubi’s employment with the Company, effective as of August 3, 2010 (the “Effective Date”). The Employment Agreement supersedes Mr. Benrubi’s prior employment agreement dated February 12, 2008.

The Employment Agreement sets forth the terms of Mr. Benrubi’s employment, including: (i) a base salary of $375,000, (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award of 50% of Mr. Benrubi’s base salary and (iii) a retention bonus of $75,000, payable in cash in two installments as follows: (a) $25,000 on the Effective Date, and (b) $50,000 on the first anniversary of the Effective Date, provided that, Executive is employed by the Company on each such payment date and has not tendered notice of his resignation and is further subject to additional clawback provisions set forth in the Agreement. In the event Mr. Benrubi is terminated without “Cause” (as defined in the Employment Agreement) or he terminates his employment for “Good Reason” (as defined in the Employment Agreement) within the first three years of the Effective Date, he shall be entitled to receive a severance payment equivalent to one year’s base salary. This severance payment will be paid in equal bimonthly installments payable over twelve months. In the event Mr. Benrubi’s employment is terminated with Cause within three years of his employment, or with or without Cause on or after the third anniversary of the Effective Date, Mr. Benrubi will not be entitled to severance pay.

On the Effective Date, Mr. Benrubi was granted options to acquire up to 90,000 shares of Class A common stock of the Company. The options have been priced at $3.44, which is the greater of (x) the closing price on the Effective Date and (y) the volume weighted average 30 day market price of the Class A stock ending on and including the Effective Date. The options will vest in equal tranches beginning on the first anniversary of the Effective Date.

In addition, on the Effective Date, Mr. Benrubi was granted 90,000 restricted shares of the Company’s Class A common stock. The restricted shares will vest in equal tranches beginning on the first anniversary of the Effective Date.

The options and restricted stock granted to Mr. Benrubi shall be subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan, as amended, and the related award agreements.

Mr. Benrubi will be entitled to participate in all employee benefit plans or programs of the Company, generally available to any of its senior level executive employees.

The foregoing is a summary of the terms of the Employment Agreement and is qualified in its entirety by the full Employment Agreement which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

10.1 Employment Agreement between the Company and Steven H. Benrubi, dated August 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc.

Dated: August 4, 2010	By:	/s/ STEVEN H. BENRUBI
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement between the Company and Steven H. Benrubi, dated August 3, 2010.